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                                                                    Exhibit 4(d)

                               METATEC CORPORATION

                        1999 DIRECTORS STOCK OPTION PLAN
                        --------------------------------

Section 1. Purposes of Plan.
           -----------------

           The purposes of this 1999 Directors Stock Option Plan (the "Plan") of Metatec Corporation (the "Company"), are to advance the interests of the Company and its shareholders by (a) encouraging directors of the Company who are not employees or officers of the Company or any of its subsidiaries to acquire a proprietary interest in the Company, (b) promoting the interest of such directors in the development and financial success of the Company, and (c) assisting the Company in attracting and retaining highly qualified directors. These objectives will be promoted by granting to Eligible Directors (as defined in Section 3, below) options (the "Options") to purchase shares of the Company's common shares, $.10 par value (the "Shares").

Section 2. Administration of Plan.
           -----------------------

           The Plan shall be administered by a committee (the "Committee") of not less than three directors of the Company appointed by the Company's Board of Directors (the "Board"); provided that unless another committee is designated by the Board, the Board's Compensation Committee shall serve as the Committee. The members of the Committee shall serve at the pleasure of the Board, which may remove members from the Committee or appoint new members to the Committee from time to time, and members of the Committee may resign by written notice to the Chairman of the Board or the Secretary of the Company. The Committee may adopt any rules it considers appropriate for the conduct of its business or the administration of the Plan, establish the terms and conditions of the Options, make interpretations of the Plan and all agreements executed pursuant to the Plan, and take any other actions it considers appropriate in connection with the Plan, all in a manner consistent with the other provisions of the Plan, and shall have such additional authority as the Board may determine to be desirable from time to time. The decisions of the Committee on matters within its jurisdiction under the Plan shall be conclusive and binding.

Section 3. Participants in Plan.
           ---------------------

           The persons eligible to receive Options under the Plan shall be those directors of the Company who are not employees or officers of the Company or any subsidiary of the Company (any such person, an "Eligible Director").

Section 4. Shares Subject to Plan.
           -----------------------

           The maximum aggregate number of Shares which may be issued pursuant to Options granted under the Plan shall be 300,000 Shares, and those Shares shall be reserved for issuance under the Plan. Such Shares may be authorized but unissued Shares or issued Shares reacquired by the Company and held as Treasury Shares. If an Option granted under the Plan expires or terminates, the Shares subject to such expired, or terminated option shall again be available for other Options to be granted under the Plan. The aggregate number of Shares which may be issued under the Plan shall be subject to adjustment under Section 9 of the Plan.

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Section 5. Grant and Terms of Options.
           ---------------------------

           Subject to Section 23 of the Plan, immediately following each annual meeting of the shareholders of the Company following the Effective Date (as defined in Section 22, below), each person who is then an Eligible Director automatically shall be granted an option (an "Annual Option") to purchase 5,000 Shares. Each Annual Option shall be fully vested on the date of grant.

           In addition, subject to Section 23 of the Plan, the Committee shall have the authority to grant to each person who first becomes an Eligible Director after the Effective Date an option (a "One-Time Option") to purchase such number of Shares as the Committee may deem appropriate upon such terms and conditions consistent with the Plan as the Committee may deem appropriate.

           The Annual Options and the One-Time Options (collectively, the "Options" and individually, an "Option") are stock options not intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Each Option shall be evidenced by a written agreement in such form as the Committee shall from time to time approve, and each such agreement (an "Option Agreement") shall be dated as of the date on which the Option is granted, signed by an officer of the Company authorized by the Committee, and signed by the Eligible Director to whom such option is granted (Eligible Directors granted Options hereunder, "Grantees"). All Option Agreements shall be consistent with the Plan and comply with and be subject to the preceding terms of this section and the following terms and conditions:

                  (a) PRICE. The purchase price per Share issuable upon exercise of an Option shall be the fair market value of a Share on the date the Option is granted. For purposes of the Plan, the fair market value of a Share shall mean, as of any given date: (i) the mean between the highest and lowest bid and ask prices, as reported on the National Association of Securities Dealers, Inc., on the most recent previous reporting day, (ii) the last reported sale price in the Nasdaq Stock Market National Market System on the most recent previous reporting day, or (iii) the last reported sale price on any stock exchange on which the Shares are listed on the most recent previous reporting day, whichever shall be applicable.

                  (b) MAXIMUM TERM. The term of each Option shall commence on the date such Option is granted and shall terminate on the fifth anniversary of such date.

                  (c) TERMINATION OF OPTIONS. Except as otherwise provided in section 16 of the Plan, if a Grantee ceases to be an Eligible Director for any reason, then all Options or any unexercised portion of such Options which otherwise are exercisable by such Grantee shall terminate unless such Options are exercised within six months after the date such Grantee ceases to be an Eligible Director (but in no event after expiration of the original term of any such Options); provided that if such Grantee ceases to be an Eligible Director by reason of such Grantee's death, the 6-month period shall instead be a one-year period. Notwithstanding the foregoing, if, after a Grantee reaches the age of 70, that Grantee ceases to be an Eligible Director for any reason other than his death or discharge for cause, then any Option or portion thereof which is otherwise then exercisable by that Grantee (including without limitation any unexercised portion of a One-Time Option which

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         vests pursuant to the third paragraph of this Section 5) shall not terminate as provided in this section 5(c), but shall continue to be exercisable during the remainder of the original term of that Option; provided that if such Grantee thereafter dies, then each such Option shall terminate unless exercised within one year after the date of that Grantee's death (but in no event after the expiration of the original term of that Option).

                  (d) TRANSFERABILITY. Options shall not be transferable, and any attempted transfer shall be null and void, except that: (i) Options may be transferred by a Grantee by will or the laws of descent and distribution or pursuant to a domestic relations order (as defined in the Code); and (ii) the Committee may, in its sole discretion and in the manner established by the Committee, provide for the irrevocable transfer, without payment of consideration, of any Option by a Grantee to such Grantee's spouse, children, grandchildren, nieces, or nephews, to the trustee of any trust for the principal benefit of one or more such persons, or to a partnership whose only partners are one or more such persons. During a Grantee's lifetime, such Grantee's Options shall be exercisable only by such Grantee or his legal representatives; provided that if on Option is transferred pursuant to a permitted transfer, such Option shall be exercisable only by the transferee or such transferee's legal representative.

                  (e) METHOD OF EXERCISE. To the extent the right to exercise an Option has accrued, such Option may be exercised from time to time by giving written notice to the Secretary of the Company (the date such notice is received by the Company, the "Exercise Date"), stating the number of Shares (which must be a whole number) with respect to which such Option is being exercised. Upon receipt of payment of the full purchase price for such Shares, plus applicable withholding taxes, by certified or bank cashier's check or other form of payment acceptable to the Company, or, if approved by the Committee, by (i) delivery of unrestricted Shares having a fair market value on the date of such delivery equal to the total exercise price, (ii) surrender of Shares subject to the Option which have a fair market value equal to the total exercise price at the time of exercise, or (iii) a combination of the preceding methods, and subject to compliance with all other terms and conditions of the Plan and the Option Agreement relating to such Option, the Company shall issue, as soon as reasonably practicable after receipt of such payment, such Shares to the person entitled to receive such Shares, or such person's designated representative.

Section 6. Restriction On Exercise.
           ------------------------

           Notwithstanding any provision of the Plan to the contrary, no unexercised Option shall be exercisable if, prior to such exercise, the Grantee of the Option violates any non-competition, confidentiality, conflict of interest, or similar provision set forth in any Option Agreement or any other agreement with the Company, or otherwise conducts himself in a manner adversely affecting the Company or any subsidiary of the Company, as determined by the Committee, in its sole discretion.

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Section 7. Withholding Tax.
           ----------------

           The Company, at its option, shall have the right to require the Grantee or any other person receiving Shares under the Plan to pay the Company the amount of any taxes which the Company is required to withhold with respect to such Shares or, in lieu of such payment, to retain or sell without notice a number of such Shares sufficient to cover the amount required to be so withheld. The Company, at its option, shall have the right to deduct from all dividends paid with respect to Shares the amount of any taxes which the Company is required to withhold with respect to such dividend payments. The obligations of the Company under the Plan shall be conditional on such payment or other arrangements acceptable to the Company.

Section 8. Securities Law Restrictions.
           ----------------------------

           No Option shall be exercisable and no Shares shall be delivered under the Plan except in compliance with all applicable federal and state securities laws and regulations. The Company shall not be required to deliver any Shares or other securities under the Plan prior to such registration or other qualification of such Shares or other securities under any state or federal law, rule, or regulation as the Committee shall determine to be necessary or advisable, in its sole discretion.

           The Committee may require each person acquiring Shares under the Plan
(a) to represent and warrant to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof, and
(b) to make such additional representations, warranties, and agreements with respect to the investment intent of such person or persons as the Committee may reasonably request. Any certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

           All Shares or other securities delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any certificates evidencing such Shares to make appropriate reference to such restrictions.

Section 9. Change in Capital Structure.
           ----------------------------

           If the Company (a) pays a dividend or makes a distribution in Shares without receiving consideration in the form of money, services, or property, (b) subdivides or splits its outstanding Shares into a greater number of Shares, or
(c) combines its outstanding Shares into a smaller number of Shares, then the aggregate number of Shares reserved for issuance pursuant to the Plan and the number and option price of Shares subject to the unexercised portions of then-outstanding Options shall be adjusted so that, assuming that Options had been previously granted for all of the Shares so reserved, the Grantees would be entitled to receive for the same aggregate price that number of Shares which they would have owned after the happening of any of the events described above had they exercised all of such Options prior to the happening of such event. An adjustment made pursuant to this paragraph shall become effective immediately after the record date in the case of a

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dividend or the effective date in the case of a subdivision, split, or combination.

           If the Company reclassifies or changes the Shares (except for splitting or combining or changing par value) or participates in a consolidation or merger (other than a merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the Shares except as stated above), the aggregate number and type of shares of capital stock reserved for issuance pursuant to the Plan and the number and option price of shares of capital stock subject to the unexercised portions of then-outstanding Options shall be adjusted so that, assuming that Options had been previously granted for all the Shares reserved for issuance under the Plan, the Grantees would be entitled to receive for the same aggregate price that number and type of shares of capital stock which they would have owned after the happening of any of the events described above had they exercised all of such Options prior to the happening of such event.

           No adjustment pursuant to this section shall be required unless such adjustment would require an increase or decrease of at least 1% in the number or price of the Shares or other shares of capital stock; provided that any adjustments which by reason of this paragraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this section shall be made to the nearest cent or to the nearest full share, as the case may be. Anything in this section to the contrary notwithstanding, the Company shall be entitled to make such reductions in the option price, in addition to those required by this section, as it, in its discretion, shall determine to be advisable in order that any stock dividends, subdivisions or splits of shares, distribution of rights to purchase shares or securities, or distribution of securities convertible into or exchangeable for shares hereafter made by the Company to its shareholders shall not be taxable.

           In addition, if any adjustment is made under the preceding provisions of this section with respect to the aggregate number or type of shares of capital stock reserved for issuance pursuant to the Plan, then, with respect to any remaining Options to be granted under the Plan after the date of such adjustment, the numbers of Shares specified in section 5 of the Plan, and the type of shares of capital stock subject to such Options, also shall be proportionately adjusted in a manner consistent with the adjustment in the aggregate number and type of shares of capital stock reserved for issuance pursuant to the Plan.

Section 10. Six-Month Holding Period.
            -------------------------

            Shares purchased upon exercise of an Option may not be sold before at least six months have elapsed from the date the Option was granted.

Section 11. No Enlargement of Rights.
            -------------------------

            The adoption of this Plan and the grant of one or more Options to an Eligible Director shall not confer any right to the Eligible Director to continue in the status of Eligible Director and shall not restrict or interfere in any way with the right of the Company to terminate such Eligible Director's status as such at any time, with or without cause.

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Section 12. Rights as Stockholder.
            ---------------------

            No Grantee or any permitted transferee of an Option shall have any rights of a stockholder in the Company with respect to the Shares covered by an Option unless and until such Shares have been duly issued and delivered to him under the Plan.

Section 13. Acceleration of Rights.
            -----------------------

            The Committee shall have the authority, in its discretion, to accelerate the time at which an Option shall be exercisable whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the grant of such Option.

Section 14. Definition of Subsidiary.
            -------------------------

            The terms "subsidiary" and "subsidiary corporation" when used in the Plan or any Option Agreement made pursuant to the Plan mean a subsidiary corporation as defined in Section 424(f) of the Code.

Section 15. Termination for Cause
            ---------------------

            Notwithstanding any provision to the contrary in the Plan or in any Option Agreement, upon the discharge of any Grantee as a director of the Company for cause, all unexercised Options granted to such Grantee shall immediately lapse and be of no further force or effect.

Section 16. Interpretation
            --------------

            The interpretation by the Committee of any provision of the Plan or of any Stock Option Agreement executed pursuant to the grant of an Option under the Plan shall be final and conclusive upon all Grantees or transferees under the Plan.

Section 17. Termination and Amendment of Plan.
            ----------------------------------

            The Board may from time to time alter, amend, or suspend the Plan or may at any time terminate the Plan, provided that no such action shall materially and adversely affect any outstanding Options without the consent of the respective Grantees of such options.

Section 18. Protection of Board and Committee.
            ----------------------------------

            No member of the Board or the Committee shall have any liability for any determination or other action made or taken in good faith with respect to the Plan or any Option granted under the Plan.

Section 19. Government Regulations.
            -----------------------

            Notwithstanding any provision of the Plan or any Option Agreement executed pursuant to the Plan, the Company's obligations under the Plan and such Option Agreement shall be subject to all applicable laws, rules, and regulations and to such approvals as may be required by any governmental or regulatory agencies, including without limitation any stock exchange on which the Shares may then be listed.


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Section 20. Genders and Numbers.
            --------------------

            When permitted by the context, each pronoun used in the Plan shall include the same pronoun in other genders and numbers.

Section 21. Captions.
            ---------

            The captions of the various sections of the Plan are not part of the context of the Plan, are only labels to assist in locating those sections, and shall be ignored in construing the Plan.

Section 22. Effective Date.
            ---------------

            The Plan is effective February 17, 1999 (the "Effective Date"). The Plan shall be submitted to the shareholders of the Company for approval as soon as practicable but in any event not later than 12 months after the Effective Date. Notwithstanding anything to the contrary contained herein, no Options shall be exercisable prior to such approval. If the Plan is not approved by the shareholders of the Company within 12 months after the effective date of the Plan, the Plan and all Options granted under the Plan shall become null and void and have no further force or effect.

Section 23. Term of Plan.
            -------------

            No Option shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but Options granted prior to such tenth anniversary may extend beyond that date.

Section 24. Savings Clause.
            ---------------

            In case any one or more of the provisions of this Plan shall be held invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the invalid, illegal, or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted, or revised retroactively to permit this Plan to be construed so as to foster the intent of this Plan. This Plan and all transactions pursuant to this Plan are intended to comply in all respects with applicable law and regulations.